Exhibit 10QQ

REINSTATEMENT OF AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS REINSTATEMENT OF AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (herein called this “Amendment”) is made and entered into as of the 5th day of June, 2008 by and between BRIGHTON CREST, L.P., a South Carolina limited partnership (herein called “Seller”), and TITAN REAL ESTATE INVESTMENT GROUP, LLC, an Ohio limited liability company (herein called “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have heretofore executed and entered into that certain Purchase and Sale Contract having an Effective Date of April 1, 2008 (as amended by that certain First Amendment to Purchase and Sale Contract dated as of April 22nd, 2008 the “Contract”), respecting certain improved real property located in Cobb County, Georgia, commonly known as Brighton Crest, all as more particularly described in the Contract;

WHEREAS, Purchaser terminated the Contract by letter to Seller dated May 8, 2008 (the “Termination Letter”);

WHEREAS, Purchaser and Seller desire to reinstate, modify and amend the Contract in certain respects; and

WHEREAS, Purchaser and Seller desire to enter into this Amendment for the purpose of setting forth their agreement with respect to such reinstatement, modification and amendment.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which Purchaser and Seller acknowledge, Purchaser and Seller hereby agree as follows:

1.

Reinstatement.  Seller and Purchaser agree to reinstate the Contract, as amended hereby.  Accordingly, Seller and Purchaser agree that the Contract, as amended hereby, shall remain in full force and effect as if the Termination Letter had not been delivered.

2.

Feasibility Period.  Purchaser acknowledges that the Feasibility Period has expired.

3.

Closing Date; Fire Safety Escrow.  The Closing Date shall be June 10, 2008 or such earlier date as Seller and Purchaser may agree to in writing. If Seller has not delivered written confirmation from Cobb County Fire & Emergency Services that the Improvements have been “green tagged” (that is, written confirmation that no fire safety violations, including without limitation those identified in that certain April 28, 2008 letter from Tom Simler to Brighton Crest Apartments, exist at the Improvements) to Purchaser by 12:00 eastern time on June 6, 2008, then at Closing Seller, Purchaser (or its designee), Fidelity National Title Insurance Company and RBM Investors, LLC shall execute an escrow agreement in the form attached hereto as Exhibit A, pursuant to which a total of $265,000 shall be escrowed with Escrow Agent to address certain fire safety issues at the Property. Notwithstanding the foregoing, Seller shall not be required to deliver evidence that the annual chimney maintenance referred to on page 1 of that certain April 25, 2008 Fire Marshal’s Office Field Inspection Report for the Property has been completed in order to satisfy the condition set forth in the second sentence of this Section 3 (i.e., if Seller timely delivers written confirmation that the Improvements have been “green tagged” except for such chimney maintenance, then no escrow agreement shall be required).

4.

 Purchase Price; No Additional Deposit Required.  The Purchase Price is hereby reduced to Twenty-One Million Five Hundred Thousand dollars ($21,500,000). Furthermore, Seller and Purchaser hereby agree that Purchaser shall not be required to deliver the Additional Deposit, and that the Initial Deposit shall constitute the entire Deposit (unless Purchaser elects to deliver the Closing Extension Deposit, in which case it shall constitute a portion of the Deposit). Accordingly, all references to the Additional Deposit in the Contract are hereby deleted.

5.

Seller Consents and Approvals.  The following is hereby added to the Contract as a new Section 6.1.12: “6.1.12. Seller has obtained all consents and approvals required for it to consummate the transaction contemplated by this Contract.”

6.

Seller’s Representations.  Section 6.1.4 of the Contract is hereby amended and restated as follows:  “To Seller’s knowledge, except with respect to certain fire safety violations which are the subject of that certain April 28, 2008, letter from Tom Simler to Brighton Crest Apartments, Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property.”

7.

Assignment of Contract by Purchaser.  Seller hereby consents to Purchaser’s assignment of the Contract to RBM Fee LLC, a Delaware limited liability company; provided, however, that such assignment shall not release Purchaser from liability under the Contract.

8.

Miscellaneous.

(a)

Except as and to the extent expressly modified and amended herein, Purchaser and Seller ratify the Contract in accordance with its terms.

(b)

To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c)

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d)

This Amendment may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e)

For purposes of this Amendment, signatures delivered by facsimile or other electronic means shall be as binding as originals upon the parties so signing and delivering.

(f)

In the event of a conflict between the terms of this Amendment and the other terms of the Contract, the terms of this Amendment shall control.

(g)

The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

BRIGHTON CREST, L.P., a South Carolina limited partnership

By:

Brighton GP, L.L.C., a South Carolina limited liability company, its General Partner

By:

Sterling Crest Joint Venture, a Tennessee joint venture, its Member

By:

Davidson Income Real Estate, L.P., a Delaware limited partnership, its General Partner

By:

Davidson Diversified Properties, Inc., a Tennessee corporation, its Managing General Partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

By:

Davidson Growth Plus, L.P., a Delaware limited partnership, its General Partner

By:

Davidson Growth Plus GP Corporation, a Delaware corporation, its Managing General Partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

PURCHASER:

TITAN REAL ESTATE INVESTMENT GROUP, LLC, an Ohio limited liability company

By:  /s/Jeffrey M. Tabor

Name:  Jeffrey M. Tabor

Title:  Manager

The undersigned join in the execution of this Amendment solely for the purpose of acknowledging their obligations under Section 3 hereof.

RBM INVESTORS, LLC,

a Virginia limited liability company

By: RBM Capital, LLC,

a Virginia limited liability company, its member

By: Capital Equity Group, Inc.,

an Ohio corporation, its manager

By:  /s/Mark G. Tiefel

Name:  Mark G. Tiefel

Title:  President

By: Titan Real Estate Investment Group, LLC,

an Ohio limited liability company, its member

By:  /s/Jeffrey M. Tabor

Name:  Jeffrey M. Tabor

Title:  Manager

By:  /s/Edward R. Matthews, Sr.

Name:  Edward R. Matthews, Sr.

Title:  Manager